NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

•	Fourth quarter 2013 net revenue of $356.6 million, as compared to $310.4 million in the comparable prior year quarter, increase of 14.9% year-over-year

•	Fourth quarter 2013 non-GAAP net income of $22.6 million, as compared to $21.5 million in the comparable prior year quarter, increase of 5.3% year-over-year

•	Fourth quarter 2013 non-GAAP diluted earnings per share of $0.59, as compared to $0.55 in the comparable prior year quarter, increase of 7.3% year-over-year

•	2013 net revenue was $1.37 billion, as compared to $1.27 billion in 2012, increase of 7.7% year-over-year

•	2013 non-GAAP net income of $89.3 million, as compared to $99.4 million in 2012, decrease of 10.2% year-over-year

•	2013 non-GAAP diluted earnings per share of $2.29, as compared to $2.57 in 2012, decrease of 10.9% year-over-year

•	Company expects first quarter 2014 net revenue to be in the range of $335 million to $350 million, with non-GAAP operating margin in the range of 9% to 10%

SAN JOSE, California - February 6, 2014 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the fourth quarter and full year ended December 31, 2013.

Net revenue for the fourth quarter ended December 31, 2013 was $356.6 million, as compared to $310.4 million for the fourth quarter ended December 31, 2012, and $361.9 million in the third quarter ended September 29, 2013. Net income, computed in accordance with GAAP, for the fourth quarter of 2013 was $11.4 million, or $0.30 per diluted share. This compared to GAAP net income of $16.1 million, or $0.41 per diluted share, for the fourth quarter of 2012, and GAAP net income of $14.5 million, or $0.37 per diluted share, in the third quarter of 2013.

Gross margin on a non-GAAP basis in the fourth quarter of 2013 was 29.2%, as compared to 30.0% in the year ago comparable quarter, and 28.9% in the third quarter of 2013. Non-GAAP operating margin was 10.6% in the fourth quarter of 2013, as compared to 11.4% in the fourth quarter of 2012, and 9.9% in the third quarter of 2013. Non-GAAP net income was $0.59 per diluted share in the fourth quarter of 2013, as compared to non-GAAP net income of $0.55 per diluted share in the fourth quarter of 2012, and non-GAAP net income of $0.58 per diluted share in the third quarter of 2013.

Our non-GAAP tax rate was 39.6% in the fourth quarter 2013, as compared to 39.4% in the fourth quarter of 2012, and 37.2% in the third quarter of 2013.

Net revenue for the full year 2013 was $1.37 billion, a 7.7% increase as compared to $1.27 billion for 2012. Non-GAAP income from operations for the full year 2013 was $139.9 million, as compared to non-GAAP income from operations of $147.7 million for the full year 2012. Net income, computed in accordance with GAAP, for 2013 was $55.2 million, or $1.42 per diluted share. This net income was a 36.2% decrease compared to net income of $86.5 million for 2012. Earnings per share, computed in accordance with GAAP, was $2.23 per diluted share for the full year 2012.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition-related expense, impact to cost of sales from acquisition accounting adjustments to inventory, gain on sale of cost method investment, impairment charges, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

“Fiscal 2013 was an important year for NETGEAR, highlighted by our acquisition of the AirCard team from Sierra Wireless, our ground breaking product launch of the Nighthawk 802.11ac router, the refresh of our entire ReadyNAS storage line for the Commercial Business Unit, and our introduction of the world’s fastest 4G LTE mobile hotspots,” said Patrick Lo, Chairman and CEO of NETGEAR. “In 2014 we plan to maintain our position as the market leader in WiFi routers and extenders, 4G LTE Advanced mobile hotspots and gateways, bonded channel cable and xDSL gateways, 10Gig switches, and enterprise class SMB storage.”
Christine Gorjanc, Chief Financial Officer of NETGEAR, added, “Leveraging our strong balance sheet and working capital management, we repurchased over $63 million of NETGEAR common stock, about 2 million shares, on the open market during the fourth quarter, with an average price of $31.47 per share, resulting in a $0.02 per share benefit to non-GAAP diluted earnings per share for the fourth quarter. This leaves approximately 2.8 million shares remaining in our open buyback program under which we are continuing to repurchase shares in a disciplined manner.”
Mr. Lo continued, “For the first quarter of 2014, we are expecting revenue to be in the range of approximately $335 million to $350 million and non-GAAP operating margin to be in the range of 9% to 10%.”

Investor Conference Call / Webcast Details
NETGEAR will review the fourth quarter and full year 2013 results and discuss management's expectations for the first quarter of 2014 today, Thursday, February 6, 2014 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, February 13, 2014 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13574806.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 50,000 retail locations around the globe, and through approximately 39,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in over 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2014 NETGEAR, Inc. NETGEAR, ReadyNAS, AirCard, Nighthawk and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue and non-GAAP operating margin; expectations regarding the timing and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding market share gains in various product categories; estimates of sales data and market demand for the Company’s new products; the ability of the Company’s products to satisfy customers’ needs better than competing products; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 55 through 76 in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2013, filed with the Securities and Exchange Commission on November 5, 2013. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$143,009	$149,032
Short-term investments	105,145	227,845
Accounts receivable, net	266,484	256,014
Inventories	224,456	174,903
Deferred income taxes	27,239	22,691
Prepaid expenses and other current assets	33,778	33,724
Total current assets	800,111	864,209
Property and equipment, net	27,194	19,025
Intangibles, net	84,118	27,621
Goodwill	155,916	100,880
Other non-current assets	26,591	22,834
Total assets	$1,093,930	$1,034,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$114,531	$87,310
Accrued employee compensation	16,551	18,338
Other accrued liabilities	143,218	126,255
Deferred revenue	24,496	27,645
Income taxes payable	1,287	1,382
Total current liabilities	300,083	260,930
Non-current income taxes payable	13,804	13,735
Other non-current liabilities	6,260	5,293
Total liabilities	320,147	279,958
Stockholders' equity:
Common stock	37	38
Additional paid-in capital	421,901	394,427
Cumulative other comprehensive income	69	4
Retained earnings	351,776	360,142
Total stockholders' equity	773,783	754,611
Total liabilities and stockholders' equity	$1,093,930	$1,034,569

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net revenue	$356,620	$361,895	$310,436	$1,369,633	$1,271,921
Cost of revenue	255,831	260,236	219,058	976,018	888,368
Gross profit	100,789	101,659	91,378	393,615	383,553
Operating expenses:
Research and development	22,529	23,320	14,789	85,168	61,066
Sales and marketing	37,544	39,465	35,519	153,804	149,766
General and administrative	12,339	11,930	11,507	48,915	45,027
Restructuring and other charges	3,378	400	1,190	5,335	1,190
Litigation reserves, net	1,446	305	(30)	5,354	390
Impairment charges	—	2,000	—	2,000	—
Total operating expenses	77,236	77,420	62,975	300,576	257,439
Income from operations	23,553	24,239	28,403	93,039	126,114
Interest income	85	71	154	400	498
Other (expense) income, net	(494)	511	(153)	(457)	2,670
Income before income taxes	23,144	24,821	28,404	92,982	129,282
Provision for income taxes	11,712	10,364	12,325	37,765	42,743
Net income	$11,432	$14,457	$16,079	$55,217	$86,539

Net income per share:
Basic	$0.30	$0.37	$0.42	$1.44	$2.27
Diluted	$0.30	$0.37	$0.41	$1.42	$2.23

Weighted average shares outstanding used to compute net income per share:
Basic	37,845	38,700	38,293	38,379	38,057
Diluted	38,408	39,198	38,924	38,948	38,747

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP gross profit	$100,789	$101,659	$91,378	$393,615	$383,553
Amortization of intangible assets	2,664	2,414	1,446	8,803	4,763
Stock-based compensation expense	503	479	326	1,577	1,347
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	568	—
Non-GAAP gross profit	$103,956	$104,552	$93,150	$404,563	$389,663
Non-GAAP gross margin	29.2%	28.9%	30.0%	29.5%	30.6%

GAAP research and development	$22,529	$23,320	$14,789	$85,168	$61,066
Stock-based compensation expense	(1,089)	(1,047)	(721)	(3,943)	(2,787)
Non-GAAP research and development	$21,440	$22,273	$14,068	$81,225	$58,279

GAAP sales and marketing	$37,544	$39,465	$35,519	$153,804	$149,766
Amortization of intangible assets	(1,771)	(2,025)	—	(6,414)	—
Stock-based compensation expense	(1,508)	(1,331)	(1,128)	(5,379)	(4,751)
Non-GAAP sales and marketing	$34,265	$36,109	$34,391	$142,011	$145,015

GAAP general and administrative	$12,339	$11,930	$11,507	$48,915	$45,027
Stock-based compensation expense	(1,870)	(1,654)	(1,391)	(6,563)	(5,487)
Acquisition related expense	(16)	—	(833)	(940)	(833)
Non-GAAP general and administrative	$10,453	$10,276	$9,283	$41,412	$38,707

GAAP total operating expenses	$77,236	$77,420	$62,975	$300,576	$257,439
Amortization of intangible assets	(1,771)	(2,025)	—	(6,414)	—
Stock-based compensation expense	(4,467)	(4,032)	(3,240)	(15,885)	(13,025)
Restructuring and other charges	(3,378)	(400)	(1,190)	(5,335)	(1,190)
Acquisition related expense	(16)	—	(833)	(940)	(833)
Litigation reserves, net	(1,446)	(305)	30	(5,354)	(390)
Impairment charges	—	(2,000)	—	(2,000)	—
Non-GAAP total operating expenses	$66,158	$68,658	$57,742	$264,648	$242,001

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP operating income	$23,553	$24,239	$28,403	$93,039	$126,114
Amortization of intangible assets	4,435	4,439	1,446	15,217	4,763
Stock-based compensation expense	4,970	4,511	3,566	17,462	14,372
Restructuring and other charges	3,378	400	1,190	5,335	1,190
Acquisition-related expense	16	—	833	940	833
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	568	—
Litigation reserves, net	1,446	305	(30)	5,354	390
Impairment charges	—	2,000	—	2,000	—
Non-GAAP operating income	$37,798	$35,894	$35,408	$139,915	$147,662
Non-GAAP operating margin	10.6%	9.9%	11.4%	10.2%	11.6%

GAAP other (expense) income, net	$(494)	$511	$(153)	$(457)	$2,670
Gain on sale of cost method investment	—	—	—	—	(3,126)
Non-GAAP other (expense) income, net	$(494)	$511	$(153)	$(457)	$(456)

GAAP net income	$11,432	$14,457	$16,079	$55,217	$86,539
Amortization of intangible assets	4,435	4,439	1,446	15,217	4,763
Stock-based compensation expense	4,970	4,511	3,566	17,462	14,372
Restructuring and other charges	3,378	400	1,190	5,335	1,190
Acquisition-related expense	16	—	833	940	833
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	568	—
Litigation reserves, net	1,446	305	(30)	5,354	390
Impairment charges	—	2,000	—	2,000	—
Gain on sale of cost method investment	—	—	—	—	(3,126)
Tax effect	(3,075)	(3,220)	(1,626)	(12,813)	(5,523)
Non-GAAP net income	$22,602	$22,892	$21,458	$89,280	$99,438

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.30	$0.37	$0.41	$1.42	$2.23
Amortization of intangible assets	0.12	0.11	0.04	0.39	0.12
Stock-based compensation expense	0.13	0.12	0.09	0.45	0.37
Restructuring and other charges	0.09	0.01	0.03	0.14	0.03
Acquisition-related expense	—	—	0.02	0.02	0.02
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	0.01	—
Litigation reserves, net	0.04	0.01	0.00	0.14	0.01
Impairment charges	—	0.05	—	0.05	—
Gain on sale of cost method investment	—	—	—	—	(0.08)
Tax effect	(0.09)	(0.09)	(0.04)	(0.33)	(0.13)
Non-GAAP net income per diluted share	$0.59	$0.58	$0.55	$2.29	$2.57

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)
(Unaudited)

	Three Months Ended
	December 31, 2013	September 29, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Cash, cash equivalents and short-term investments	$248,154	$301,418	$288,103	$422,412	$376,877
Cash, cash equivalents and short-term investments per diluted share	$6.46	$7.69	$7.37	$10.82	$9.68

Accounts receivable, net	$266,484	$269,964	$288,483	$237,896	$256,014
Days sales outstanding (DSO)	69	68	73	73	76

Inventories	$224,456	$211,275	$185,383	$158,555	$174,903
Ending inventory turns	4.6	4.9	5.5	5.2	5.0

Weeks of channel inventory:
U.S. retail channel	10.4	11.5	10.4	9.9	8.8
U.S. distribution channel	11.2	9.9	9.0	8.9	10.2
EMEA distribution channel	4.6	4.5	5.1	4.1	4.4
APAC distribution channel	8.5	8.2	7.3	7.2	7.2

Deferred revenue (current and non-current)	$26,433	$28,049	$33,717	$28,961	$27,645

Headcount	1,029	1,100	1,095	866	850
Non-GAAP diluted shares	38,408	39,198	39,074	39,050	38,924

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2013		September 29, 2013		December 31, 2012		December 31, 2013		December 31, 2012
Americas	$211,307	59%	$220,487	61%	$169,979	54%	$789,318	58%	$679,419	53%
EMEA	99,976	28%	97,220	27%	110,460	36%	412,688	30%	457,724	36%
APAC	45,337	13%	44,188	12%	29,997	10%	167,627	12%	134,778	11%
Total	$356,620	100%	$361,895	100%	$310,436	100%	$1,369,633	100%	$1,271,921	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Twelve Months Ended
	December 31, 2013		September 29, 2013		December 31, 2012		December 31, 2013		December 31, 2012
Retail	$135,906	38%	$130,301	36%	$138,539	44%	$509,924	37%	$504,797	40%
Commercial	75,007	21%	76,957	21%	73,447	24%	311,261	23%	307,945	24%
Service Provider	145,707	41%	154,637	43%	98,450	32%	548,448	40%	459,179	36%
Total	$356,620	100%	$361,895	100%	$310,436	100%	$1,369,633	100%	$1,271,921	100%